Barr Laboratories, Inc.
2 Quaker Road
P.O. Box 2900
Pomona, NY 10970-0519

Dear Sirs:

         The undersigned, a holder of shares of common stock, par value $0.01 per share ("Company Common Stock"), of Duramed Pharmaceuticals, Inc., a Delaware
corporation (the "Company"), has been advised that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145")
promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an
"affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the
Accounting Principles Board and Accounting Series Releases 130 and 135, as
amended, of the SEC, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among Barr
Laboratories, Inc., a New York corporation ("Parent"), Beta Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the
"Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $0.01 per share ("Parent Common Stock"), of
Parent. For purposes of this letter, "Parent Common Stock" shall also include shares of Parent Common Stock to be received by the undersigned upon exercise of
Stock Options as such term is defined in the Merger Agreement or to which the undersigned may be entitled under the Company Stock Option Plans as such term is defined in the Merger Agreement.

         The undersigned has also been advised that since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Parent Common Stock received by the undersigned may be disposed by the undersigned only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145, or (iii) in reliance upon an exemption from registration that is available under the Securities Act. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.
The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

         The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common
Stock received by the undersigned in exchange for its shares of Company Common
Stock in connection with the Merger in violation of the Securities Act or the rules or regulations promulgated thereunder.

         The undersigned hereby further represents and warrants that if the undersigned holds options to purchase shares of Company Common Stock granted under the Company's

1991 Stock Option Plan for Nonemployee Directors, the undersigned waives the right to receive a cash payment upon the consummation of the Merger as provided in Section 12(d) of such Stock Option Plan and agrees instead that such options shall become right to purchase shares of Parent Common Stock.

         The undersigned hereby further represents to and covenants with Parent that the undersigned will not, within the 30 days prior to the Effective Time
(as defined in the Merger Agreement) sell, transfer or otherwise dispose of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the
Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes such combined results of operations (the "Pooling
Restricted Period"), except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests. In consideration of the agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged,
Parent agrees that it shall use its best efforts to publish within 20 days after the end of the first full calendar month commencing after the Effective Time financial results covering at least such full calendar month of combined operations of the Company and Parent as contemplated by and in accordance with the terms of Accounting Series Release 135.

         Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undersigned will be permitted, during the Pooling
Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivative securities or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Company Common Stock or Parent
Common Stock received by the undersigned in connection with the Merger (a
"Transfer") not greater than the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by the undersigned and (B)
the undersigned's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-merger Parent Common Stock, owned by the undersigned and all other stockholders of the Company (in each of clause (A) and (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

         The undersigned also understands that instructions will be given to
Parent's transfer agent with respect to the Parent Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutes therefor, a legend stating in substance as follows:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended,

     applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated June
     29, 2001, between the registered holder hereof and Barr Laboratories,
     Inc., a copy of which agreement is on file at the principal offices of
     Barr Laboratories, Inc."

         The undersigned understands that, unless transfer by the undersigned of the Parent Common Stock issued to the undersigned as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee:

         "The shares represented by this certificate have not been
     registered under the Securities Act, as amended (the "Securities
     Act"), and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

         It is understood and agreed that certificates with the legends set forth above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the
Parent Common Stock received in the Merger and the provisions of Rule 145(c)(2)
are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule
145 under the Securities Act no longer apply to the undersigned.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent
Common Stock and (ii) the receipt by Parent of this letter is an inducement to
Parent's obligations to consummate the Merger.

Sincerely,

TIMOTHY J. HOLT

/s/ Timothy J. Holt
------------------------------------

JEFFREY T. ARINGTON

/s/ Jeffrey T. Arington
------------------------------------

E. THOMAS ARINGTON

/s/ E. Thomas Arington
------------------------------------

PETER R. SEAVER

/s/ Peter R. Seaver
------------------------------------

RICHARD FRANKOVIC

/s/ Richard Frankovic
------------------------------------

S. SUNDARARAMAN

/s/ S. Sundararaman
------------------------------------

LAWRENCE A. GLASSMAN

/s/ Lawrence A. Glassman
------------------------------------

VERNON A. BRUNNER

/s/ Vernon A. Brunner
------------------------------------

GERALD L. WOCKEN

/s/ Gerald L. Wocken
------------------------------------

GEORGE W. BAUGHMAN

/s/ George W. Baughman
------------------------------------

SOLVAY PHARMACEUTICALS, INC.

By: /s/ Harold H. Shlevin
    --------------------------------
      Name: Harold H. Shlevin
      Title: President & CEO

Dated:

Accepted this 29th day of June 2001

BARR LABORATORIES, INC.

By: /s/ Martin Zeiger
    --------------------------------
      Name: Martin Zeiger
      Title: Senior Vice President